                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  December 1, 2000
                                                 ------------------------------


                            The Liberty Corporation
-------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)


       South Carolina                   1-5846                  57-0507055
-------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission File           (IRS Employer
      of Incorporation)                 Number)             Identification No.)


2000 Wade Hampton Boulevard, Greenville, SC                          29615
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code        (864) 609-8256
                                                    ---------------------------


                                      n/a
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



Item 2.  Acquisition or Disposition of Assets.

On December 1, 2000 The Liberty Corporation's broadcasting subsidiary, Cosmos Broadcasting Corp., completed its previously announced acquisition of Civic Communication for $204 million in cash. The Company used proceeds from the sale of its insurance operations, which sale was completed November 1, 2000, to fund the transaction.

The acquisition adds WLBT-TV, the NBC affiliate in Jackson, MS., KLTV-TV, the ABC affiliate in Tyler, Tx., and KTRE-TV, the satellite affiliate of KLTV in Lufkin, Tx., to the Cosmos station group. With the addition of the Civic stations, Cosmos now owns fifteen network-affiliated television stations.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements

                      (1) Civic Communications Corporation II Consolidated Financial Statements For the Year Ended December 31, 1999 And Report of Independent Auditors.

                      (2) Unaudited Condensed Consolidated Financial Statements of Civic Communications Corporation II for the Nine Months Ended September 30, 2000.

             (b) Pro Forma Financial Information.

                  (i) The Liberty Corporation Pro Forma Combined Condensed Statement of Income For the Nine Months Ended September 30, 2000

                  (ii) The Liberty Corporation Pro Forma Combined Condensed Statement of Income For the Year Ended December 31, 1999

                  (iii) The Liberty Corporation Pro Forma Combined Condensed Balance Sheet As of September 30, 2000

             (c) Exhibits.

                  2.1 Stock Purchase Agreement Dated As Of July 27, 2000 Among Civic Communications Corporation II Its Common And Preferred Stockholders And Cosmos Broadcasting Corporation

CIVIC COMMUNICATIONS CORPORATION II


INDEPENDENT AUDITORS' REPORT

CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 1999

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Civic Communications Corporation II:

We have audited the accompanying consolidated balance sheet of Civic Communications Corporation II and subsidiaries (the "Company") as of December 31, 1999, and the related consolidated statements of income, changes in deficiency in assets and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Civic Communications Corporation II and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
Jackson, Mississippi
March 24, 2000, except for Note 9, the date
  of which is December 1, 2000

CIVIC COMMUNICATIONS CORPORATION II AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                   $ 2,176,336
  Accounts receivable, less allowance for doubtful accounts
    of approximately $172,000                                                   6,035,676
  Refundable income taxes                                                       1,180,207
  Current portion of film contract rights                                       1,135,476
  Prepaid expenses and other current assets                                       169,657
                                                                              -----------
           Total current assets                                                10,697,352

PROPERTY AND EQUIPMENT - net                                                    4,337,419

INTANGIBLE ASSETS:
  Broadcast and network rights - at cost, less accumulated
    amortization of approximately $13,151,000                                  10,525,466
  Excess of cost over net assets of business acquired, less
    accumulated amortization of approximately $9,013,000                        2,490,065
  Other intangible assets - at cost, less accumulated amortization
    of approximately $7,813,000                                                   545,160
  Debt issue costs less accumulated amortization of
    approximately $1,470,000                                                    1,468,586
  Film contract rights, excluding current portion, less allowance
    of approximately $80,000                                                    2,764,083
                                                                              -----------

                                                                               17,793,360
                                                                              -----------

NET DEFERRED TAX ASSET                                                          2,922,803

ESTIMATED TOWER REPLACEMENT COST (Note 8)                                       3,733,867

OTHER ASSETS                                                                      164,382



TOTAL ASSETS                                                                  $39,649,183
                                                                              ===========

See notes to consolidated financial statements.

--------------------------------------------------------------------------------


LIABILITIES AND DEFICIENCY IN ASSETS

CURRENT LIABILITIES:
  Accounts payable                                                        $    450,261
  Accrued expenses and other current liabilities                             1,446,005
  Current portion of film contracts payable                                  1,170,023
  Current portion of long-term debt                                          2,320,019
                                                                          ------------

           Total current liabilities                                         5,386,308

OTHER LIABILITIES:
  Long-term debt, excluding current portion                                 50,973,276
  Non-voting convertible preferred dividends payable                         6,000,000
  Film contracts payable, excluding current portion                          2,799,717
  Deferred compensation liability                                            7,432,509
                                                                          ------------

                                                                            67,205,502

COMMITMENTS AND CONTINGENCIES (Note 8)

DEFICIENCY IN ASSETS:
  Non-voting convertible preferred stock, $1 par value and
    stated value of $4,228 per share, authorized 5,912 shares;
    issued and outstanding 5,911.98 shares                                  24,579,574
  Common Stock:
     Voting, $.01 par value; authorized 50,000 shares;
        issued and outstanding 639.12 shares                                         6
     Non-voting, $.01 par value; authorized 50,000 shares;
        no shares issued
  Additional paid-in capital (deficit)                                     (15,163,912)
  Retained earnings (deficit)                                              (42,358,295)
                                                                          ------------

                                                                           (32,942,627)
                                                                          ------------

TOTAL LIABILITIES AND DEFICIENCY IN ASSETS                                $ 39,649,183
                                                                          ============

CIVIC COMMUNICATIONS CORPORATION II AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


OPERATING REVENUE (net of agency commissions of
  approximately $5,259,000                            $ 29,683,094

OPERATING EXPENSES:
  Salaries and other employee benefits                  10,408,218
  Programming cost                                       2,615,003
  Facility expense                                       1,410,539
  Other                                                  2,083,675
                                                      ------------

           Total operating expenses                     16,517,435
                                                      ------------

OPERATING INCOME BEFORE DEPRECIATION,
  AMORTIZATION AND ADMINISTRATIVE EXPENSES              13,165,659

DEPRECIATION AND AMORTIZATION EXPENSE                    3,260,450

ADMINISTRATIVE EXPENSES                                  2,106,681
                                                      ------------

NET OPERATING INCOME                                     7,798,528

NON-OPERATING EXPENSE (INCOME):
  Interest and other income                               (110,844)
  Interest expense                                       4,967,305
                                                      ------------

           Total non-operating expense                   4,856,461
                                                      ------------

INCOME BEFORE INCOME TAX BENEFIT                         2,942,067

INCOME TAX BENEFIT                                      (3,019,290)
                                                      ------------

NET INCOME                                            $  5,961,357
                                                      ============


See notes to consolidated financial statements.

CIVIC COMMUNICATIONS CORPORATION II AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN DEFICIENCY IN ASSETS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


NON-VOTING CONVERTIBLE PREFERRED STOCK
  Balance - Beginning of year                              $ 24,369,359
  Amortization of stock issuance cost                           210,215
                                                           ------------
  Balance - End of year                                    $  4,579,574
                                                           ------------

COMMON STOCK - Voting
  Balance - Beginning of year                              $          6
                                                           ------------
  Balance - End of year                                               6
                                                           ------------

ADDITIONAL PAID-IN CAPITAL (DEFICIT)
  Balance - Beginning of year                              $(15,163,912)
                                                           ------------
  Balance - End of year                                    $(15,163,912)
                                                           ============

RETAINED EARNINGS (DEFICIT):
  Balance - beginning of year                              $ 46,109,437)
  Amortization of preferred stock issuance cost                (210,215)
  Preferred stock dividend accrued                           (2,000,000)
  Net income                                                  5,961,357
                                                           ------------

  Balance - End of year                                    $(42,358,295)
                                                           ============


See notes to consolidated financial statements.

CIVIC COMMUNICATIONS CORPORATION II AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                        $ 5,961,357
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                                   3,260,450
      Deferred income tax benefit                                      (410,482)
      Amortization of film contract rights                            1,350,255
      Provision for losses on accounts receivable                       113,000
      Loss on sale of property and equipment                              1,013
      Provision for estimated loss on film contract rights              (45,524)
      Changes in operating assets and liabilities:
        Increase in accounts receivable                                (150,736)
        Decrease in insurance recoverable                               728,784
        Increase in prepaid expenses and other assets                     1,293
        Increase in income tax refundable                            (1,180,207)
        Decrease in accounts payable, accrued expenses
          and other current liabilities                                 311,527
        Increase in income taxes payable                             (1,068,138)
                                                                    -----------

           Net cash provided by operating activities                  8,872,592
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                   (910,029)
  Other                                                                (100,000)
                                                                    -----------
           Net cash used in investing activities                     (1,010,029)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt                                       (6,348,375)
  Principal payments on film contracts payable                       (1,213,178)
                                                                    -----------

           Net cash used in financing activities                     (7,561,553)
                                                                    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               301,010


CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        1,875,326
                                                                    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                            $ 2,176,336
                                                                    ===========

                                                                     (Continued)

CIVIC COMMUNICATIONS CORPORATION II AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Non-cash activities:
    Purchase of film contract rights and addition
      of obligation                                                  $2,945,000
                                                                     ==========

   Other assets acquired with long-term debt                         $  100,000
                                                                     ==========

  Interest paid                                                      $4,696,000
                                                                     ==========

  Income taxes paid                                                  $  800,000
                                                                     ==========


See notes to consolidated financial statements.                      (Concluded)

CIVIC COMMUNICATIONS CORPORATION II AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


1.    SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

                  BUSINESS - Civic Communications Corporation II (and its subsidiaries collectively referred to as "the Company") owns all of the outstanding capital stock of TV-3, Inc. ("TV-3"). Civic License Holding Company, Inc., which is wholly owned by TV-3, owns licenses to operate television stations in Mississippi and Texas. The license agreements to operate the television stations are subject to periodic renewal. The Company's ability to continue to operate these stations is subject to these renewals.

      a. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, TV-3, Inc. and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated.

      b. USE OF ESTIMATES - The Company's consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing its financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenues and expenses for the year then ended. Actual results could differ significantly from those estimates.

      c. PROPERTY AND EQUIPMENT AND DEPRECIATION - Property and equipment are stated at cost. Costs of capitalized leased assets are stated at the present value of the future minimum lease payments. Depreciation, including amortization of capitalized leases, is computed by the straight-line method over the estimated useful lives of the assets which range from three to twenty years.

      d. INTANGIBLE ASSETS - The cost of broadcast and network rights and the excess of cost over net assets of businesses acquired are being amortized by the straight-line method over twenty years.

            Debt issue costs are being amortized over the life of the related debt.

            Other intangibles include the value of specifically identifiable assets arising principally from business acquisitions. These intangibles are being amortized principally by the straight-line method over their estimated lives, which range from two to twenty years.

      e. FILM CONTRACT RIGHTS - Film contract rights, which represent a contractual right to use program material, are carried at the lower of unamortized cost or estimated net realizable value. These rights are recorded as an asset and liability at their gross amount. The asset is segregated on the balance sheet between current and noncurrent based upon anticipated telecasts and the liability is segregated between current and noncurrent based upon payment terms. The film contract rights are being amortized over the contract period by an accelerated method based on anticipated telecasts, which provides a matching of anticipated revenue and related costs.

      f. EMPLOYEE BENEFITS - The Company has a 401(k) profit sharing plan which covers substantially all full-time employees. Employees are permitted to contribute from one to ten percent of their gross salaries. No employer matching contributions are required, although employer contributions are permitted at the discretion of the Board of Directors. Operating expenses include contributions of approximately $249,000.

      g. INCOME TAXES - The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

      h. CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents for purposes of the consolidated statement of cash flows.

      i. STOCK-BASED COMPENSATION - The Company elected to continue to measure compensation cost for its management incentive plan using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees".

      j. INTEREST RATE SWAP CONTRACTS - The Company uses interest rate swap and rate cap contracts to reduce the Company's interest rate risk exposure related to its outstanding long-term indebtedness. Amounts to be paid or received under interest rate swap agreements are accrued as interest rates change and are recognized over the life of the swap agreements as an adjustment to interest expense. The fair value of the swap agreements is not recognized in the consolidated financial statements as they are accounted for as hedges. Gains and losses resulting from early terminations are deferred and amortized as an adjustment to the yield of the related debt over the remaining life of the debt.

      k. RECENT ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 2000. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company has not completed the process of evaluating the impact that will result from adopting SFAS No. 133, as amended.

2.    PROPERTY AND EQUIPMENT

                  Property and equipment consisted of the following:


             Land                                                $    305,870
             Buildings and improvements                             1,611,800
             Technical equipment                                   15,194,670
             Tower and antenna system                               1,804,480
             Office furniture and equipment                         1,017,070
             Automobiles                                              796,393
             Assets under capital leases                              582,972
                                                                 ------------
                                                                   21,313,255
             Less accumulated amortization and depreciation       (16,975,836)
                                                                 ------------

                                                                 $  4,337,419
                                                                 ============


3.    LONG-TERM DEBT

                  Long-term debt consisted of the following:


             Senior secured reducing revolving line of credit    $ 47,762,500
             Term note                                              5,000,000
             Capitalized leases                                       430,795
             Other                                                    100,000
                                                                 ------------
                                                                   53,293,295
             Less current portion of long-term debt                (2,320,019)
                                                                 ------------

                                                                 $ 50,973,276
                                                                 ============



                  TV-3, Inc. has a loan agreement which provides for borrowings maturing on December 31, 2002 under a $65 million senior secured reducing revolving line of credit and a $5 million term loan. The revolving line of credit reduces quarterly in annual amounts ranging from $3,000,000 to $7,500,000 through 2001 with the balance due in 2002. The term note is repayable in seven quarterly installments of $250,000 commencing on March 31, 2001 with the balance due on December 31, 2002. The loans are collateralized by an assignment of life insurance on the Company's chief executive officer and by the pledge and assignment of substantially all of the assets of the Company and its subsidiaries and all of the outstanding capital stock of TV-3, Inc. and its subsidiary.

                  In addition, cash prepayments are required on each April 30 in the event excess cash flows, as defined, are accumulated. The estimated excess cash flow prepayment for the following year was included in the current portion of long-term debt and approximated $1,513,000 at December 31, 1999.

                  The loan agreement provides for borrowings under the line of credit and term loan to be comprised of both notes in which interest is indexed to prime (base rate loans) and those in which interest is indexed to LIBOR (LIBOR loans). Base rate loans are issued at a minimum of $500,000 with integral multiples of $250,000 and LIBOR loans require a minimum of $3,000,000 with integral multiples of $500,000. Interest on base rate loans is payable quarterly with interest on LIBOR loans due at the end of the specified interest period (ranging from one to three months).

                  The Company is required to enter into interest rate swap or fixed rate financing arrangements with the lending agent wherein a minimum of 50% of total outstanding debt is hedged and where the borrower pays a fixed rate of interest. The Company had interest rate swap agreements or options on swaps with notional amounts approximating $29,000,000 at December 31, 1999, which expire at various dates through February 20, 2002. Under these agreements, the Company will pay the counterparty interest at a weighted average fixed rate of 4.9% for the year ended December 31, 1999 and receive interest at variable rates equal to three month LIBOR.

                  Settlements under these financing agreements are made quarterly and resulted in additional interest expense of approximately $290,000.

                  The loan agreement contains covenants which restrict or limit, among other things, the amount of dividends payable annually, the amount of capital expenditures annually, the amount of permitted additional indebtedness, and requires that certain financial conditions and ratios be met.

                  As of December 31, 1999, estimated annual maturities of long-term debt were as follows:

                                  REVOLVING
                                   LINE OF          TERM       CAPITAL
                                   CREDIT           LOAN        LEASE         OTHER         TOTAL

          2000                     1,512,500                     54,045       33,333       1,599,878
          2001                     7,500,000    $ 1,000,000      59,715       33,333       8,593,048
          2002                    38,750,000      4,000,000      65,383       33,334      42,848,717
          2003                                                   71,053                       71,053
          2004 and thereafter                                   180,599                      180,599
                             ------------------------------------------------------------------------
                      Total       47,762,500      5,000,000     430,795      100,000      53,293,295
           Less current
                maturities of
            long-term debt        (2,232,641)                   (54,045)     (33,333)     (2,320,019)
                             ------------------------------------------------------------------------

                                 $45,529,859    $ 5,000,000   $ 376,750     $ 66,667     $50,973,276
                             ========================================================================

4.       DEFERRED COMPENSATION LIABILITY

                  Under the terms of an amended management incentive plan, the Company has outstanding options for the purchase of 1,331.54 shares of its common stock which are fully vested and exercisable at $.01 per share. These vested options expire on December 31, 2002, if not exercised, and were deemed vested under mutual agreement by shareholders pursuant to a refinancing and recapitalization which occurred in a prior year. The deferred compensation liability, which approximated $7,433,000 at December 31, 1999, represents the difference in the estimated fair value of the options and their exercise price at the date of vesting.

5.    STOCKHOLDERS' EQUITY

                  Both classes of common stock have identical dividend and liquidation preferences. In addition, holders of each class of common stock have the right to convert their shares into the other class of common stock at any time at the election of the holder with no additional consideration.

                  The convertible preferred stock entitles the holders to receive cumulative dividends at a rate of 8% per annum through December 31, 2002 and at a rate of 13% per annum thereafter. The preferred stockholders have the right to require the Company to convert the preferred stock into an amount of common stock equal to not more than 70% of the Company's total outstanding common stock on a fully dilutive basis upon the occurrence of a public offering, a sale of the common stock, a sale of substantially all the assets of the Company, a change in control of Company, or at any time after December 31, 2001. The conversion or put price will be equal to the face amount of the preferred stock and the cumulative dividends plus a defined conversion price.


                  The preferred stock shareholders have the right of first refusal for the sale of any shares by the shareholders. The preferred shareholders have the option to purchase shares from selling shareholders under certain specified conditions at a price equal to the offer price. Additionally, the preferred stock shareholders can designate two of the Company's seven board of directors.

                  Upon liquidation or dissolution of the Company, the preferred shareholders are entitled to liquidation preferences equal to the stated value plus accrued and unpaid dividends before any amounts are paid to other shareholders.

                  Except for the occurrence of a material default, as defined, the holders of the convertible preferred stock are not entitled to vote. With the occurrence of a material default, the preferred stockholders can elect a majority of the board of directors.

6.    INCOME TAXES

                  The Company and its subsidiaries file consolidated federal and state income tax returns.

                  The income tax benefit consisted of the following:


             Current benefit                  $ (2,608,808)
             Deferred benefit                     (410,482)
                                              ------------

                                              $ (3,019,290)
                                              ============


                  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Company's net deferred tax asset as of December 31, 1999 were as follows:


             Deferred tax assets:
               Allowance for bad debts                             $    64,195
               Film contract rights valuation allowance                 29,840
               Accrued health insurance                                 10,542
               Contributions carryforward                              111,023
               Deferred compensation                                 2,772,326
               Change in tax accounting for intangible assets           78,516
               Net operating loss                                      263,545
                                                                     3,329,987
             Deferred tax liabilities - property and equipment        (407,184)
                                                                   -----------

             Net deferred tax asset                                $ 2,922,803
                                                                   ===========


                  The income tax benefit differs from the amounts computed by applying the federal statutory rate to income before income tax benefit primarily as a result of the following:

             Income tax expense at statutory rates                 $ 1,029,723
               Nondeductible amortization                              214,536
               Change in tax accounting for intangible assets       (4,425,147)
               Other nondeductible items                               161,598
                                                                   -----------

             Income tax benefit                                    $(3,019,290)
                                                                   ===========

                  During 1998, the Company filed an application with the Internal Revenue Service for a change in income tax accounting to amortize for income tax purposes, certain intangible assets that had previously been amortized only for accounting purposes.

                  During 1999, the Internal Revenue Service approved the change in tax accounting for intangible assets. As a result, the 1999 consolidated financial statements include a current tax benefit of approximately $4,347,000 reflecting the income tax reductions for 1998 and 1999, a deferred tax benefit of approximately $79,000 reflecting the future income tax reduction for 2000 and 2001.

                  Refundable income taxes in 1999 represent overpayment of 1999 estimated taxes paid of $1,065,000 as a result of the change in tax accounting for intangible assets discussed above.

                  The Internal Revenue Service has also notified the Company that it intends to examine the Company's 1997 Federal income tax return.

7.    CONCENTRATIONS OF CREDIT RISK

                  Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and cash equivalents, trade accounts receivables and off-balance sheet transactions relating to its interest rate swap and fixed rate financing agreements.

                  The Company invests available cash in money market securities of various depository institutions, commercial paper of industrial and other companies with high credit ratings and securities purchased under agreements to resell which are secured by United States government securities.

                  Trade accounts receivable consist of significant amounts concentrated in amounts due from local, regional and national advertising agencies. However, amounts due from any one customer billed through these agencies are not significant.

                  The Company is exposed if one or more counterparties defaulted relative to its interest rate swap and fixed rate financing agreements. However, as of December 31, 1999 all of its agreements are with its lendor relating to its outstanding undebtedness. Therefore, the Company believes there is no exposure relating to its interest rate swaps.

8.    COMMITMENTS AND CONTINGENCIES

                  During 1997, the Company entered into an agreement with an independent contractor to perform maintenance on its broadcast tower located near Raymond, Mississippi. On October 23, 1997, while this work was being performed, the tower collapsed, destroying and damaging not only the tower but other property close by, and killing three employees of the independent contractor.

                  In 1998, the Company filed a claim under its insurance policy to recover its loss. During 1998 the insurance company advanced $2,500,000 to the Company against the business income and extra expense coverage, and then reimbursed the Company approximately $120,000 to cover loss on surrounding property. The business interruption coverage is limited to $5,000,000. The amount receivable from the insurer approximated $2,620,000 at December 31, 1998 and was subsequently received in the first quarter of 1999.

                  The insurance company has denied coverage as to the tower loss claiming exclusion under its policy; however, they have agreed to participate in mediation proceedings. The tower was fully depreciated. The Company believes that the coverage is applicable and intends to pursue collection. The Company also has other recourse available should the insurance company ultimately prevail. As of December 31, 1999, the total reconstruction costs approximated $3,734,000 and have been classified as estimated tower replacement cost.

                  The Company is defendant in litigation arising from normal business activities. While these matters are in the discovery stage and legal counsel is unable to make an informed conclusion as to their ultimate outcome, management plans to vigorously defend these matters and presently believes their resolution will not have a material adverse effect on the consolidated financial statements.
         Accordingly, no provision has been recorded.

      Future minimum annual rental commitments for noncancellable operating leases were as follows:


                          2000                                $ 160,000
                          2001                                   98,000
                          2202                                   28,000
                          2003                                    9,000
                          2004                                    5,000
                          Thereafter                              4,000
                                                              ---------

                                  Total                       $ 304,000
                                                              =========


                  In addition to the above, the Company leases various equipment under monthly lease agreements. Costs under all operating leases approximated $280,000.

9.       SUBSEQUENT EVENTS

                  On March 15, 2000, management of the Company entered into a non-binding letter of intent with Cosmos Broadcasting Corporation to sell the stock of the Company for cash approximating $204,000,000, net of any outstanding indebtedness of the Company, and related prepayment penalties associated with early repayment. The transaction was completed on December 1, 2000.

                  As of September 30, 2000, the Company has settled its claim relative to its tower claim (paragraph 3 of Note 8) and the proceeds, less the cost of reconstruction and professional fees, resulted in a gain of approximately $12,622,000 which was recorded in 2000.

CIVIC COMMUNICATIONS CORPORATION II AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2000
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                 $ 2,406,995
  Accounts receivable, less allowance for doubtful accounts
    of approximately $256,000                                                 5,926,350
  Refundable income taxes                                                       375,399
  Current portion of film contract rights                                     1,212,000
  Prepaid expenses and other current assets                                     198,406
                                                                            -----------

           Total current assets                                              10,119,150

PROPERTY AND EQUIPMENT - net                                                  7,422,711

INTANGIBLE ASSETS:
  Broadcast and network rights - at cost, less accumulated
    amortization of approximately $14,021,000                                 9,655,553
  Excess of cost over net assets of business acquired, less
    accumulated amortization of approximately $9,445,000                      2,058,692
  Other intangible assets - at cost, less accumulated amortization
    of approximately $7,857,000                                                 501,548
  Debt issue costs less accumulated amortization of
    approximately $2,207,000                                                  1,101,440
  Film contract rights, excluding current portion, less allowance
    of approximately $80,000                                                  3,308,781
                                                                            -----------

                                                                             16,626,014
                                                                            -----------

NET DEFERRED TAX ASSET                                                        1,709,011


OTHER ASSETS                                                                    134,382
                                                                            -----------

TOTAL ASSETS                                                                $36,011,268
                                                                            ===========

See notes to consolidated financial statements.


See notes to financial statements.

LIABILITIES AND DEFICIENCY IN ASSETS

CURRENT LIABILITIES:
  Accounts payable                                                                  $    319,709
  Accrued expenses and other current liabilities                                       1,318,759
  Current portion of film contracts payable                                            1,178,163
  Current portion of long-term debt                                                       91,631
  Income taxes payable                                                                 2,764,658
                                                                                    ------------

           Total current liabilities                                                   5,672,920

OTHER LIABILITIES:
  Long-term debt, excluding current portion                                           34,628,329
  Non-voting convertible preferred dividends payable                                   7,500,000
  Film contracts payable, excluding current portion                                    3,393,269
  Deferred compensation liability                                                      7,432,509
                                                                                    ------------

                                                                                      52,954,107

COMMITMENTS AND CONTINGENCIES (Note 8)

DEFICIENCY IN ASSETS:
  Non-voting convertible preferred stock, $1 par value and stated value of
    $4,228 per share, authorized 5,912 shares;
    issued and outstanding 5,911.98 shares                                            24,737,232
  Common Stock:
     Voting, $.01 par value; authorized 50,000 shares;
        issued and outstanding 639.12 shares                                                   6
     Non-voting, $.01 par value; authorized 50,000 shares;
        no shares issued
  Additional paid-in capital (deficit)                                               (15,163,912)
  Retained earnings (deficit)                                                        (32,189,085)
                                                                                    ------------

                                                                                     (22,615,759)
                                                                                    ------------

TOTAL LIABILITIES AND DEFICIENCY IN ASSETS                                          $ 36,011,268
                                                                                    ============


See notes to financial statements.

CIVIC COMMUNICATIONS CORPORATION II AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2000
-------------------------------------------------------------------------------


OPERATING REVENUE (net of agency commissions of
  approximately $3,963,000                          $ 22,847,109

OPERATING EXPENSES:
  Salaries and other employee benefits                 7,868,905
  Programming cost                                     1,931,362
  Facility expense                                     1,159,646
  Other                                                1,392,252
                                                    ------------

           Total operating expenses                   12,352,165
                                                    ------------

OPERATING INCOME BEFORE DEPRECIATION,
  AMORTIZATION AND ADMINISTRATIVE EXPENSES            10,494,944

DEPRECIATION AND AMORTIZATION EXPENSE                  2,445,960

ADMINISTRATIVE EXPENSES                                1,217,146
                                                    ------------

NET OPERATING INCOME                                   6,831,838

NON-OPERATING EXPENSE (INCOME):
  Interest and other income                             (109,619)
  Gain on tower collapse                             (12,622,416)
  Interest expense                                     3,486,877
                                                    ------------

           Total non-operating expense                (9,245,158)
                                                    ------------

INCOME BEFORE INCOME TAX EXPENSE                      16,076,996

INCOME TAX EXPENSE                                     4,250,128
                                                    ------------

NET INCOME                                          $ 11,826,868
                                                    ============


See notes to financial statements.

CIVIC COMMUNICATIONS CORPORATION II AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED)
-------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                    $ 11,826,868
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                                2,445,960
      Deferred income taxes                                        1,213,792
      Amortization of film contract rights                           921,098
      Provision for losses on accounts receivable                    125,444
      Changes in operating assets and liabilities:
        Increase in accounts receivable                              (16,118)
        Decrease in income tax refundable                            804,808
        Decrease in prepaid expenses and other assets                  1,251
        Decrease in insurance recoverable                            514,190
        Decrease in accounts payable, accrued expenses
          and other current liabilities                             (257,798)
        Increase in income taxes payable                           2,764,658
                                                                ------------

           Net cash provided by operating activities              20,344,153
                                                                ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                (599,531)
                                                                ------------
           Net cash used in investing activities                    (599,531)
                                                                ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt                                   (19,573,335)
  Proceeds from borrowings of long-term debt                       1,000,000
  Principal payments on film contracts payable                      (940,628)
                                                                ------------

           Net cash used in financing activities                 (19,513,963)
                                                                ------------

NET INCREASE IN CASH AND                                             230,659
  CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                     2,176,336
                                                                ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                        $  2,406,995
                                                                ============


See notes to financial statements.

              CIVIC COMMUNICATIONS CORPORATION II AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

1.       SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

      BUSINESS - Civic Communications Corporation II (and its subsidiaries collectively referred to as "the Company") owns all of the outstanding capital stock of TV-3, Inc. ("TV-3"). Civic License Holding Company, Inc., which is wholly owned by TV-3, owns licenses to operate television stations in Mississippi and Texas. The license agreements to operate the television stations are subject to periodic renewal. The Company's ability to continue to operate these stations is subject to these renewals.

      UNAUDITED INFORMATION - The information set forth in these consolidated financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 is unaudited and reflects all adjustments, consisting only of normal recurring adjustments, that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the period. Results of operations for the interim period are not necessarily indicative of the results of operations for the full fiscal year.

      a. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, TV-3, Inc. and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated.

      b. USE OF ESTIMATES - The Company's consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing its financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and the reported amounts of revenues and expenses for the period then ended. Actual results could differ significantly from those estimates.

      c. PROPERTY AND EQUIPMENT AND DEPRECIATION - Property and equipment are stated at cost. Costs of capitalized leased assets are stated at the present value of the future minimum lease payments. Depreciation, including amortization of capitalized leases, is computed by the straight-line method over the estimated useful lives of the assets which range from three to twenty years.

      d. INTANGIBLE ASSETS - The cost of broadcast and network rights and the excess of cost over net assets of businesses acquired are being amortized by the straight-line method over twenty years.

            Debt issue costs are being amortized over the life of the related debt.

            Other intangibles include the value of specifically identifiable assets arising principally from business acquisitions. These intangibles are being amortized principally by the straight-line method over their estimated lives, which range from two to twenty years.

      e. FILM CONTRACT RIGHTS - Film contract rights, which represent a contractual right to use program material, are carried at the lower of unamortized cost or estimated net realizable value. These rights are recorded as an asset and liability at their gross amount. The asset is segregated on the balance sheet between current and noncurrent based upon payment terms. The film contract rights are being amortized over the contract period by an accelerated method based on anticipated telecasts, which provides a matching of anticipated revenue and related costs.

      f. EMPLOYEE BENEFITS - The Company has a 401(k) profit sharing plan which covers substantially all full-time employees. Employees are permitted to contribute form one to ten percent of their gross salaries. No employer matching contributions are required, although employer contributions are permitted at the discretion of the Board of Directors. Operating expenses include contributions of approximately $203,000.

      g. INCOME TAXES - The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

      h. CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less purchased to be cash equivalents for purposes of the consolidated statement of cash flows.

      i. STOCK-BASED COMPENSATION - The Company elected to continue to measure compensation cost for its management incentive plan using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees".

      j. INTEREST RATE SWAP CONTRACTS - The Company uses interest rate swap and rate cap contracts to reduce the Company's interest rate risk related to its outstanding long-term indebtedness. Amounts to be paid or received under interest rate swap agreements are accrued as interest rates change and are recognized over the life of the swap agreements as an adjustments as an adjustment to interest expense. The fair value of the swap agreements is not recognized in the consolidated financial statements as they are accounted for as hedges. Gains and losses resulting from early terminations are deferred and amortized as an adjustment to the yield of the related debt over the remaining life of the debt.

      k. RECENT ACCOUNTING PRONOUNCEMENTS - In June 1998, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 2000. SFAS No. 133; as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company has not completed the process of evaluating the impact that will result from adopting SFAS No. 133 as amended.

2.    CONCENTRATIONS OF CREDIT RISK

      Financial instruments which potentially subject the Company to a concentration of credit risk principally consist of cash and cash equivalents, trade accounts receivables and off-balance sheet transactions relating to its interest rate swap and fixed financing agreements.

      The Company invests available cash in money market securities of various depository institutions, commercial paper of industrial and other companies with high credit ratings and securities purchased under agreements to resell which are secured by United States government securities.

      Trade accounts receivable consist of significant amounts concentrated in amounts due from local, regional and national advertising agencies. However, amounts due from any one customer billed through theses agencies are not significant.

      The Company is exposed if one or more counterparties defaulted relative to its interest rate swap and fixed rate financing agreements. However, as of September 30, 2000 all of its agreements are with its lendor relating to its outstanding indebtedness. Therefore, the company believes there is no exposure relating to its interest rate swaps.

3.    COMMITMENTS AND CONTINGENCIES

      During 1997, the Company entered into an agreement with an independent contractor to perform maintenance on its broadcast tower located near Raymond, Mississippi. On October 23, 1997, while this work was being performed, the tower collapsed, destroying and damaging not only the tower but other property close by, and killing three employees of the independent contractor.

      In 1998, the Company filed a claim under its insurance policy to recover it loss. During 1998 the insurance company advanced $2,500,000 to the Company against the business income and extra expense coverage, and then reimbursed the Company approximately

      $120,000 to cover loss on surrounding property. The business interruption coverage is limited to $5,000,000. The amount receivable from the insurer approximated $2,620,000 at December 31, 1998 and was subsequently received in the first quarter of 1999.

      The insurance company denied coverage as to the tower loss claiming exclusion under its policy; however, they have participated in mediation proceedings. The tower was fully depreciated. The Company believes that the coverage is applicable and has pursued collection. The Company also has pursued recourse against the contractor who was performing work on the tower when it collapsed.

      As of September 30, 2000 the Company has settled its claim, and the proceeds, less the costs of reconstruction and professional fees has been recorded as a gain of approximately $12,622,000. As of October 23, 2000 the three year statute of limitations for filing of claims relating to the tower collapse has ended.

      The Company is defendant in litigation arising from normal business activities. While these matters are in the discovery stage and legal counsel is unable to make an informed conclusion as to their ultimate outcome, management plans to vigorously defend these matters and presently believes their resolution will not have a material adverse effect on the consolidated financial statements. Accordingly, no provision has been recorded.

                         Pro Forma Financial Statements

The following unaudited pro forma combined condensed balance sheet ("pro forma balance sheet") as of September 30, 2000, and the unaudited pro forma combined condensed statements of income for the year ended December 31, 1999 and for the nine months ended September 30, 2000 ("pro forma income statements") give effect individually and in the aggregate to the sale of Liberty's insurance operations to the Royal Bank of Canada, which closed on November 1, 2000, and to the acquisition of Civic Communications (the "transactions"). The pro forma balance sheet as of September 30, 2000 presents the financial position of Liberty as if the transactions had occurred on that date. The pro forma income statements have been prepared assuming the transactions occurred as of the beginning of each period presented. In addition, the unaudited pro forma income statements give effect to the acquisition of KCBD-TV, which occurred on February 29, 2000, as if that acquisition had occurred at the beginning of each period presented.

     The pro forma combined condensed financial statements, which have been prepared in accordance with the rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and should not be construed as being indicative of Liberty's results of operations or financial position had the transactions been consummated on the dates assumed. These pro forma combined condensed financial statements also do not project the results of operations or financial position for any future period or date. Assumptions were used in the preparation of the pro forma combined condensed financial statements and the pro forma results would differ had alternative assumptions been used. Additionally, the unaudited pro forma combined condensed financial statements have been prepared based on estimates of the taxable gain, and taxes payable, from the sale of Liberty's insurance operations, and preliminary estimates of the allocation of the Civic purchase price to the assets acquired. The actual results may change as additional facts become known.

                             The Liberty Corporation
                Pro Forma Combined Condensed Statement of Income
                  For the nine months ended September 30, 2000
                     (in thousands except per share amounts)
                                    Unaudited

                                                              Pro Forma
                                                             Adjustments
                                             Historical          for               Pro Forma        Pro Forma
                                             Results of        Insurance          Adjustments      Adjustments
                                             Operations       Operations           for KCBD         for Civic        Pro Forma
                                               9/30/00           Sale             Acquisition      Acquisition        9/30/00

Broadcasting revenues (net of agency
    commissions)                                 $114,737                       $      1,396  (d) $    22,847  (e)   $ 138,980
Cable and other revenues                            9,539                                                                9,539
                                            --------------   --------------     -------------     ------------       ----------
                             Total revenues       124,276               --             1,396           22,847          148,519

Station operating expenses                         68,166                                556  (d)      10,421  (e)      79,143
Amortization of program rights                      4,792                                159  (d)       1,931  (e)       6,882
Depreciation and amortization                      14,864                                368  (d)       5,681  (e)      20,913
Corporate general and administrative
     expenses                                       8,025                                                                8,025
                                            --------------   --------------     -------------     ------------       ----------
                    Total operating expense        95,847               --             1,083           18,033          114,963

                           OPERATING INCOME        28,429                                313            4,814           33,556

Net investment income                              12,016                                                               12,016
Interest expense                                   12,705        $ (12,705)(a)                                              --
                                            --------------   --------------     -------------     ------------       ----------
Income before income taxes                         27,740           12,705               313            4,814           45,572
Income taxes                                       11,448            5,082 (b)           125  (b)       1,926  (b)      18,581
                                            --------------   --------------     -------------     ------------       ----------
          INCOME FROM CONTINUING OPERATIONS        16,292            7,623               188            2,888           26,991

                   INCOME FROM DISCONTINUED
                                 OPERATIONS        26,061          (26,061)(c)            --               --               --
                                            --------------   --------------     -------------     ------------       ----------

                                 NET INCOME       $42,353        $ (18,438)     $        188      $     2,888        $  26,991
                                            ==============   ==============     =============     ============       ==========

BASIC EARNINGS PER COMMON SHARE                     $2.18                                                                $1.38
DILUTED EARNINGS PER COMMON SHARE                   $2.15                                                                $1.37

DENOMINATOR FOR BASIC EARNINGS PER SHARE
                                                   19,281                                                               19,281
DENOMINATOR FOR DILUTED EARNINGS PER SHARE
                                                   19,721                                                               19,721

      (a) Elimination of interest expense, as the Company's debt would have been repaid in full from the cash proceeds from the sale of its insurance operations.

      (b) Record adjustment to income taxes related to tax effect of pro forma adjustments to earnings at the Company's assumed combined effective federal and state income tax rate of 40%.

      (c)   Elimination of income from discontinued insurance operations.

      (d) Estimated revenues and expenses of KCBD-TV's operations for the period from January 1, 2000 until February 29, 2000.

      (e) Revenues and estimated, on a purchase accounting basis, expenses of Civic's operations for the period from January 1, 2000 to September 30, 2000.

      The pro forma information above assumes repayment of the Company's revolving credit facility, as required under it terms. However, it does not include any adjustments to reflect the effects on income or earnings per share from the use of the remaining net cash proceeds from the sale of the Company's insurance operations.

                             The Liberty Corporation
                Pro Forma Combined Condensed Statement of Income
                      For the Year ended December 31, 1999
                     (in thousands except per share amounts)

                                                                                             Unaudited
                                                              ----------------------------------------------------------------------
                                                                Pro Forma
                                                               Adjustments
                                              Historical           for            Pro Forma            Pro Forma
                                              Results of        Insurance        Adjustments          Adjustments
                                              Operations        Operations         for KCBD            for Civic         Pro Forma
                                               12/31/99           Sale           Acquisition          Acquisition        12/31/99
                                                              ---------------------------------------------------------------------

Broadcasting revenues (net of agency
     commissions)                                 $144,044                       $     8,040   (d)    $    29,683 (e)    $ 181,767
Cable and other revenues                             9,956                                                                   9,956
                                            ---------------   --------------    -------------        -------------     ------------
Total revenues                                     154,000               --            8,040               29,683          191,723

Station operating expenses                          80,389                             2,785   (d)         13,902 (e)       97,076
Amortization of program rights                       5,855                               724   (d)          2,615 (e)        9,194
Depreciation and amortization                       16,770                             2,202   (d)          7,575 (e)       26,547
Corporate general and administrative
     expenses                                        8,200                                                                   8,200
                                            ---------------   --------------    -------------        -------------     ------------
                    Total operating expense        111,214               --            5,711               24,092          141,017

                           OPERATING INCOME         42,786               --            2,329                5,591           50,706

Net investment income                                2,663                                                                   2,663
Interest expense                                    15,085       $ (15,085) (a)                                                 --
                                            ---------------   --------------    -------------        -------------     ------------
Income before income taxes                          30,364          15,085             2,329                5,591           53,369
Income taxes                                        11,592           6,034  (b)          932   (b)          2,236  (b)      20,794
                                            ---------------   --------------    -------------        -------------     ------------
          INCOME FROM CONTINUING OPERATIONS         18,772           9,051             1,397                3,355           32,575

        INCOME FROM DISCONTINUED OPERATIONS
                                                    25,797         (25,797) (c)                                                 --
                                            ---------------   --------------    -------------        -------------     ------------

                                 NET INCOME        $44,569       $ (16,746)      $     1,397          $     3,355        $  32,575
                                            ===============   ==============    =============        =============     ============

BASIC EARNINGS PER COMMON SHARE                      $2.29                                                                   $1.66
DILUTED EARNINGS PER COMMON SHARE                    $2.26                                                                   $1.64

DENOMINATOR FOR BASIC EARNINGS PER SHARE
                                                    18,960                                                                  18,960
DENOMINATOR FOR DILUTED EARNINGS PER SHARE
                                                    19,352                                                                  19,896


      (a) Elimination of interest expense, as the Company's debt would have been repaid in full from the cash proceeds from the sale of its insurance operations.

      (b) Record adjustment to income taxes related to tax effect of pro forma adjustments to earnings at the Company's assumed combined effective federal and state income tax rate of 40%.

      (c)   Elimination of income from discontinued insurance operations.

      (d) Estimated revenues and expenses of KCBD-TV's operations for the period from January 1, 1999 until December 31, 1999.

      (e) Revenues and estimated, on a purchase accounting basis, expenses of Civic's operations for the period from January 1, 1999 until December 31, 1999.

      The pro forma information above assumes repayment of the Company's revolving credit facility, as required under it terms. However, it does not include any adjustments to reflect the effects on income or earnings per share from the use of the remaining net cash proceeds from the sale of the Company's insurance operations.

                             The Liberty Corporation
                   Pro Forma Combined Condensed Balance Sheet
                            As of September 30, 2000
                               (Amounts in 000's)
                                    Unaudited

                                                                     Pro Forma
                                                                   Adjustments         Pro Forma
                                                                       for                for          Pro Forma
                                                  As Reported        Insurance         Insurance      Adjustments
                                                    09/30/00        Operations        Operations       for Civic        Pro Forma
                                                                       Sale              Sale         Acquisition        09/30/00

Current assets:
  Cash                                            $      3,640    $   631,875  (a)
                                                                     (258,000) (c)  $     377,515   $     (203,000)(f)  $  174,515
  Receivables                                           32,301                             32,301            5,926 (g)      38,227
  Current portion of program rights                      5,831                              5,831            1,212 (g)       7,043
  Prepaid and other current assets                       4,966                              4,966              573 (g)       5,539
  Deferred income taxes                                  3,498                              3,498                            3,498
  Current assets of discontinued operations            490,275       (490,275) (b)              -                                -
                                                  -------------   -------------     --------------  ---------------     -----------
Total current assets                                   540,511       (116,400)            424,111         (195,289)        228,822

Net property and equipment                              71,497                             71,497           21,000 (g)      92,497
Intangibles net of amortization                        261,574                            261,574          180,152 (g)     441,726
Long term portion of program rights                                                                          3,309 (g)       3,309
Other assets                                            43,614         16,194  (a)         59,808              134          59,942
                                                  -------------   -------------     --------------  ---------------     -----------
Total assets                                      $    917,196    $  (100,206)      $     816,990   $        9,306      $  826,296
                                                  =============   =============     ==============  ===============     ===========

Current liabilities:
  Accounts payable and accrued expenses           $     20,548    $    17,763  (a)  $      38,311   $        1,639 (g)  $   39,950
  Current portion of program contract obligation         5,602                              5,602            1,178 (g)       6,780
  Accrued income taxes                                   9,853        122,460  (a)        132,313            2,764 (g)     135,077
  Revolving credit facility                            258,000       (258,000) (c)             --                                -
                                                  -------------   -------------     --------------  ---------------     -----------
Total current liabilities                              294,003       (117,777)            176,226            5,581         181,807

Deferred income taxes                                   29,559                             29,559                           29,559
Long term portion of program contract obligation                                                             3,393 (g)       3,393
Other liabilities                                       12,391                             12,391              332 (g)      12,723
                                                  -------------   -------------     --------------  ---------------     -----------
Total liabilities                                      335,953       (117,777)            218,176            9,306         227,482

Shareholders equity
Common stock                                           113,089                            113,089                          113,089
Unearned stock compensation                             (7,571)         7,571  (d)             --                               --
Retained earnings                                      474,879         10,000  (e)        484,879                          484,879
Unrealized investment gains (losses)                       846                                846                              846
                                                  -------------   -------------     --------------  ---------------     -----------
Total shareholders equity                              581,243         17,571             598,814                          598,814

Total liabilities and shareholders equity         $    917,196    $  (100,206)      $     816,990   $        9,306      $  826,296
                                                  =============   =============     ==============  ===============     ===========

      (a) Represents the net cash proceeds from the insurance operations sale. Consisting of $648 million total sales price (comprised of cash of $632 million and non-cash consideration of $16 million) less $140 million for income taxes and estimated expenses related to the sale.

      (b)   Elimination of the net assets of the Company's insurance operations.

      (c) Required repayment of the outstanding balance of the Company's revolving credit facility.

      (d) Vesting of restricted stock as required by the performance incentive compensation program.

      (e) Reflects the estimated after-tax gain from the insurance operations sale.

      (f) Funding of the Civic purchase using proceeds from the insurance operations sale (purchase price of $204 million less $1 million of cash acquired).

      (g)   Allocation of the Civic acquisition purchase price.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE LIBERTY CORPORATION


                                   By: /s/ Martha Williams
                                      ------------------------------------------
                                        Name:  Martha Williams
                                        Title: Vice President, General Counsel
                                               and Secretary

December 15, 2000